SEI INVESTMENTS COMPANY
                                 CODE OF ETHICS
                         ANNUAL COMPLIANCE CERTIFICATION


TO: Compliance Department

FROM (Please Print):  Laurie V. Brooks

DATE: 12/19/00

1. I hereby acknowledge receipt of a copy of the Code of Ethics and Insider Trading Policy.

2. I have read and understand the Code of Ethics and Insider Trading Policy and recognize that I am subject thereto.

3. I hereby declare that I have complied with the terms of the Code of Ethics and Insider Trading Policy.


Name of Employee: _Laurie V. Brooks________________

Date: 12/19/00_______________

Received by: ________________